GigOptix LLC Announces Shareholder Approval of Lumera Merger

Palo Alto, CA (December 4, 2008) - GigOptix LLC, announced today that its merger with Lumera Corporation was approved by Lumera stockholders at the annual meeting of stockholders held this morning. The closing of the merger is expected to occur on December 9 and the new combined entity will be called GigOptix, Inc. All proxy proposals were voted in favor by at least 54 percent of the total outstanding shares of Lumera’s common stock.

Dr. Avi Katz, CEO and Chairman of the Board of Directors of the new GigOptix, Inc., commented, “We are overwhelmed by the Lumera shareholders’ vote, proud of this support, and are committed to keep an open and transparent relationship with the shareholders as we build the company. Lumera’s advanced polymer modulators combined with GigOptix’ high speed drivers and receivers will provide highly differentiated products addressing the key challenges that face the industry today. With the help of an international commercial network built by GigOptix LLC, the combined company can become a dominant force in the optical communication component business.”

“Today we closed a chapter on Lumera as a separate company and began a new one as part of a larger entity, GigOptix Inc.,” said Dr. Joseph Vallner, Interim CEO of Lumera, and Board Member of GigOptix Inc. “We are pleased that the shareholders of Lumera have recognized the benefits of combining the two companies to create greater shareholder value in the coming years.”

Upon closing, each issued and outstanding share of Lumera common stock will be converted into 0.125 shares of the common stock of the surviving company GigOptix, Inc. The shares of GigOptix Inc. will begin trading on December 10 on the OTC Bulletin Board, which is not a national securities exchange. A press release will be issued when a trading symbol has been assigned by the OTCBB.

About GigOptix

GigOptix LLC is a leading fab-less semiconductor company specializing in the specification, design, development and sale of integrated circuits and electronic multi-chip module solutions. For more information, please visit www.gigoptix.com.

About Lumera

Lumera is a leader in photonic communications. The company designs electro-optic components based on proprietary polymer compounds for the telecommunications and computing industries. For more information, please visit www.lumera.com.

# # #

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this document may contain forward-looking information regarding Lumera and the combined company after the completion of the transactions that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving Lumera and GigOptix, LLC including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Lumera and GigOptix, LLC and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except for any obligation to disclose material information under the Federal securities laws, Lumera undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document.

Contact:

Parker Martineau
GigOptix
650-424-1937 x102
pmartineau@gigoptix.com